Exhibit 99.1

Cartesian Reports First Quarter 2017 Financial Results

Overland Park, KS – May 15, 2017 – Cartesian, Inc. (NASDAQ: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for the first quarter ended April 1, 2017.

Q1 2017 Financial Highlights (results compared to the same year-ago quarter)

•	GAAP revenues were $14.3 million compared to $20.3 million

•	Non-GAAP revenues (on a constant currency basis) were $15.8 million (see reconciliations to GAAP, below)

•	Selling, general and administrative expenses were $6.0 million compared to $7.8 million

Management Commentary

Cartesian CEO Peter Woodward commented, “Our first quarter revenues were impacted by delayed project starts within several existing and new clients.  We expect revenues to improve going forward but our results demonstrate the need to accelerate the evolution of our business.  While management has implemented operational and structural changes to improve the cost structure, it is assessing what additional changes should be made to our service offerings, organization, go-to-market approach and general operations to accelerate the company's return to profitability and improve its ability to sustain profitability.  Our brand in the industry is strong and the markets we serve are undergoing significant change, offering us both opportunities and challenges.  We are confident that we can improve our focus and orient ourselves around industry growth drivers to build sustainable growth and profitability.”

Q1 2017 Financial Results

Revenues in the first quarter of 2017 decreased by 30% to $14.3 million from $20.3 million in the same year–ago period. The decrease was primarily due to a large customer engagement in North America in the prior year quarter. The decrease was also partially due to the impact of a $1.5 million unfavorable change in foreign currency exchange rates.

On a non-GAAP constant currency basis, revenues in the first quarter of 2017 were $15.8 million, a decrease of 22% from $20.3 million in the same year-ago period (see reconciliation to GAAP, below).

Gross margin was 31% in the first quarter of 2017 compared to 35% in the first quarter of 2016 primarily due to project mix. Gross profit decreased 36% to $4.5 million in the first quarter of 2017 compared to $7.0 million in the first quarter of 2016. The decrease in gross profit was primarily due to unfavorable project mix in North America.

Selling, general and administrative expenses in the first quarter of 2017 were $6.0 million (42% of revenues), a 23% decrease, compared to $7.8 million (38% of revenues) in the first quarter of 2016. The decrease in selling, general and administrative expenses was primarily due to lower compensation (largely driven by lower head-count) and other related expenses. The decrease was also partially affected by the impact of the change in foreign currency exchange rates.

GAAP loss from operations in the first quarter of 2017 totaled $1.5 million, compared to GAAP loss from operations of $0.7 million in the first quarter of 2016.

Exhibit 99.1

Non-GAAP adjusted loss from operations in the first quarter of 2017 totaled $0.7 million, as compared to non-GAAP adjusted loss from operations of $0.4 million in the first quarter of 2016 (see reconciliation to GAAP, below).

GAAP net loss for the first quarter of 2017 was $1.5 million, or $0.17 per diluted share, compared to a GAAP net loss of $0.9 million, or $0.10 per diluted share in the first quarter of 2016.

Non-GAAP adjusted net loss for the first quarter of 2017 totaled $0.8 million or $0.09 per diluted share, compared to a non-GAAP adjusted net loss of $0.6 million, or $0.07 per diluted share in the same year-ago period (see reconciliation to GAAP, below).

At quarter-end, cash and cash equivalents totaled $3.2 million, as compared to $4.1 million at the end of fiscal 2016. Management believes that, if the Elutions note is not called for redemption, the Company's current cash position, cash generated from operations, and working capital funding available from its accounts receivable arrangements, will be sufficient to meet the Company's cash requirements over the next 12 months.

Conference Call
Cartesian management will hold a conference call today (May 15, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about Cartesian’s business and financial matters.

Cartesian CEO Peter Woodward and CFO John Ferrara will host the presentation, followed by a question and answer period.

Date: Monday, May 15, 2017
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-877-425-9470
International dial-in: 1-201-389-0878

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through June 15, 2017.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13661664

Exhibit 99.1

About Cartesian, Inc.

Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Philadelphia and Washington. For more information, visit www.cartesian.com.

Investor Contact:

Matt Glover or Najim Mostamand
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

Exhibit 99.1

Non-GAAP Adjustments
In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled "Reconciliation of GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations and GAAP Net Loss to Non-GAAP Adjusted Net Loss" and “Reconciliation of Non-GAAP Constant Currency Revenues to GAAP Revenues”. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses, including non-cash goodwill impairment, certain non-cash benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable. In calculating revenues for the first quarter of fiscal 2017 on a constant currency basis, the Company applied average foreign exchange rates from the comparable period of the prior fiscal year to the Company's foreign-denominated revenues in the first quarter of the current fiscal year. Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation, is not in accordance with GAAP and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year. Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s loss from operations, net loss, net loss per diluted share and revenues calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, our ability to generate sufficient cash flow from operations and obtain sufficient financing to pay our promissory note issued to Elutions if called for redemption by Elutions, our ability to successfully implement our strategic relationship with Elutions, conditions in the industry sectors that the Company serves, overall economic and business conditions, the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to retain the limited number of large clients that constitute a major portion of our revenues, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, foreign currency exchange rate fluctuations, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I and "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances, except as may be required by law.

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended
	April 1, 2017	April 2, 2016
Revenues	$14,266	$20,317

Cost of services	9,801	13,295

Gross Profit	4,465	7,022

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $119 and $133 for the thirteen weeks ended April 1, 2017 and April 2, 2016, respectively)	5,991	7,766

Loss from operations	(1,526)	(744)
Other income (expense):
Interest expense, net	(69)	(60)
Change in fair value of warrants and derivative liabilities	73	73
Incentive warrants expense	(6)	(7)
Other expense (income)	9	—
Total other expense	7	6
Loss before income taxes	(1,519)	(738)
Income tax benefit (provision)	29	(142)
Net loss	$(1,490)	$(880)

Net loss per common share:

Basic and diluted	$(0.17)	$(0.10)

Weighted average shares used in calculation of net loss per common share:
Basic and diluted	8,641	8,643

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 1, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,166	$4,131
Accounts receivable, net	15,589	13,680
Inventory, net	362	362
Prepaid and other current assets	1,681	1,591
Total current assets	20,798	19,764

NONCURRENT ASSETS:
Property and equipment, net	2,011	2,056
Intangible assets, net	499	557
Deferred income tax assets	—	—
Other noncurrent assets	464	324
Total Assets	$23,772	$22,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,528	$1,704
Current borrowings	3,269	3,269
Liability for derivatives	897	970
Accrued payroll, bonuses and related expenses	3,002	3,752
Contingent consideration liability	2,188	1,903
Deferred revenue	1,287	1,327
Secured borrowing	3,146	768
Other accrued liabilities	1,642	2,117
Total current liabilities	17,959	15,810

NONCURRENT LIABILITIES:
Deferred revenue	675	471
Other noncurrent liabilities	628	588
Total noncurrent liabilities	1,303	1,059

TOTAL STOCKHOLDERS' EQUITY	4,510	5,832
Total Liabilities and Stockholders’ Equity	$23,772	$22,701

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	For the Thirteen Weeks Ended
	April 1, 2017	April 2, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,490)	$(880)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	349	334
Other, net	337	(198)
Changes in operating assets and liabilities, net	(2,066)	(2,309)

Net cash used in operating activities	(2,870)	(3,053)

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	—	(270)
Acquisition of property and equipment	(418)	(288)

Net cash used in investing activities	(418)	(558)

CASH FLOWS FROM FINANCING ACTIVITIES:
Secured borrowing	2,378	—

Net cash provided by financing activities	2,378	—

Effect of exchange rate on cash and cash equivalents	(55)	(194)

Net decrease in cash and cash equivalents	(965)	(3,805)
Cash and cash equivalents, beginning of period	4,131	6,879
Cash and cash equivalents, end of period	$3,166	$3,074

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED
LOSS FROM OPERATIONS AND GAAP NET LOSS
TO NON-GAAP ADJUSTED NET LOSS
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended
	April 1, 2017	April 2, 2016
Reconciliation of GAAP loss from operations to non-GAAP adjusted loss from operations:
GAAP loss from operations	$(1,526)	$(744)
Depreciation	283	245
Amortization of intangible assets	66	89
Non-cash share based compensation expense	119	133
Accrued executive severance and related costs	28	—
Fair value adjustment to contingent consideration	285	(248)
Lease expense for discontinuation of office space	58	—
Foreign currency exchange (gain) loss on note payable	(52)	91
Adjustments to GAAP loss from operations	787	310
Non-GAAP adjusted loss from operations	$(739)	$(434)

Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(1,490)	$(880)
Depreciation	283	245
Amortization of intangible assets	66	89
Non-cash share based compensation expense	119	133
Fair value adjustment to contingent consideration	285	(248)
Accrued executive severance and related costs	28	—
Lease expense for discontinuation of office space	58	—
Change in fair value of derivative liabilities	(73)	(73)
Foreign currency exchange (gain) loss on note payable	(52)	91
Incentive warrants expense	6	7
Tax effect of applicable non-GAAP adjustments (1)	4	(3)
Adjustments to GAAP net loss	724	241
Non-GAAP adjusted net loss	$(766)	$(639)

Exhibit 99.1

	Thirteen Weeks Ended
	April 1, 2017	April 2, 2016
Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net loss per diluted common share:
GAAP net loss per diluted common share	$(0.17)	$(0.10)
Depreciation	0.03	0.03
Amortization of intangible assets	0.01	0.01
Non-cash share based compensation expense	0.01	0.02
Fair value adjustment to contingent consideration	0.03	(0.03)
Accrued executive severance and related costs	—	—
Lease expense for discontinuation of office space	0.01	—
Change in fair value of derivative liabilities	(0.01)	(0.01)
Foreign currency exchange (gain) loss on note payable	—	0.01
Incentive warrants expense	—	—
Tax effect of applicable non-GAAP adjustments (1)	—	—
Adjustments to GAAP net loss per diluted common share	0.08	0.03
Non-GAAP adjusted net loss per diluted common share	$(0.09)	$(0.07)
Weighted average shares used in calculation of Non-GAAP adjusted net loss per diluted common share	8,641	8,643

 (1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF NON-GAAP CONSTANT CURRENCY REVENUES
TO GAAP REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen Weeks Ended
	April 1, 2017	April 2, 2016	Year-Over-Year
Non-GAAP Constant Currency Revenues Reconciliation (1)
GAAP revenues, as reported	$14,266	$20,317	(29.8)%
Foreign currency exchange impact on fiscal 2017 revenues using fiscal 2016 average rates	1,532
Non-GAAP revenues, at constant currency	$15,798	$20,317	(22.2)%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates for the thirteen weeks ended April 2, 2016 to foreign-denominated revenues in the comparable current year periods. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above. The change in Non-GAAP constant currency revenues (expressed as a percentage) is calculated by determining the increase (decrease) in non-GAAP constant currency revenues for the first quarter of fiscal 2017 compared to GAAP revenues for the prior year period.